UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): June 8, 2016

BOJANGLES’, INC.

(Exact Name of Issuer as Specified in Charter)

Delaware	001-37374	45-2988924
State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

9432 Southern Pine Boulevard,

Charlotte, NC 28273

(Address of Principal Executive Offices)

(704) 527-2675

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.07.	Submission of Matters to a Vote of Security Holders.

Bojangles’, Inc. (the “Company”) held its Annual Meeting of Stockholders (“Annual Meeting”) on June 8, 2016. A total of 34,682,375 shares of common stock, representing approximately 96.04% of the shares outstanding and eligible to vote and constituting a quorum, were represented in person or by valid proxies at the Annual Meeting. The final results for each of the matters submitted to a vote of stockholders at the Annual Meetings are as follows:

Proposal 1: All of the nominees for director were elected to serve a three-year term until the 2019 Annual Meeting, or until their respective successors are elected and qualified, by the votes set forth in the table below:

Nominees	For	Withheld	Broker Non-Votes
Robert E. Alderson	30,256,378	977,617	3,448,380
John E. Currie	30,237,383	996,612	3,448,380
Christopher J. Doubrava	29,532,448	1,701,547	3,448,380
Starlette B. Johnson	31,110,512	123,483	3,448,380

Proposal 2: The appointment of KPMG LLP as the Company’s independent registered public accounting firm for fiscal year ending December 25, 2016 was ratified by the Company’s stockholders by the votes set forth in the table below:

For	Against	Abstained
34,456,643	88,345	137,387

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bojangles’, Inc.

June 10, 2016	By:	/s/ Eric M. Newman
Eric M. Newman
Executive Vice President, General Counsel and Secretary